UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2020

Compass Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-55939	82-4876496
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 First Street, 3rd Floor Cambridge, Massachusetts		02142
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 500-8099

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On December 12, 2020, Compass Therapeutics, Inc. (the “Company”) entered into a Sublease (the “Sublease”) with Roche Diagnostics Operations (“Roche”) for a 19,112 square foot facility located at 80 Guest Street in Brighton, Massachusetts (the “New Facility”). In January 2021, the Company will relocate all of its functions currently located in Cambridge, Massachusetts, including its corporate headquarters, to the New Facility.

The Company will begin paying monthly base rent of $106,709 as of January 1, 2021. The monthly base rent will increase by 2.5% each year. Throughout the term of the Sublease, the Company is responsible for paying certain costs and expenses specified in the Sublease, including insurance costs and a pro rata share of operating expenses and applicable taxes for the New Facility. The Sublease includes various covenants, indemnities, defaults, security deposits and other provisions customary for lease transactions of this nature and is subject and subordinate to Roche’s lease agreement with the landlord of the New Facility. The term of the Sublease will run through May 2025.

The foregoing summary is qualified in its entirety by reference to the Sublease, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2020.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Please see the disclosure set forth under “Item 1.01 Entry into a Material Definitive Agreement” which is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Company Name

Date: December 17, 2020	By:	/s/ Thomas J. Schuetz
Thomas J. Schuetz, M.D.
Chief Executive Officer

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